UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2022, Broad Street Realty, Inc. (the “Company”) and certain of its subsidiaries entered into a Modification Agreement and Allonge and Modification Agreements (collectively, the “Modification Agreements”) related to the Loan Agreement, dated as of December 27, 2019 and amended on May 10, 2020 (as amended, the “Loan Agreement”), by and among MVB Bank, Inc. (“MVB”), as lender, the Company, Broad Street Operating Partnership, LP and Broad Street Realty, LLC, as borrowers, and BSV Cromwell Land LLC, a subsidiary of the Company, and Michael Z. Jacoby, the Company’s chairman and chief executive officer, as guarantors.

As previously disclosed, the Loan Agreement provides for a $6.5 million loan, (i) consisting of a $4.5 million term loan (the “MVB Term Loan”) and (ii) a $2.0 million revolving credit facility (the “MVB Credit Facility”), each of which was scheduled to mature on December 27, 2022. The Modification Agreements, among other things, (i) extend the maturity date of the MVB Term Loan and the MVB Credit Facility to June 27, 2023, (ii) provide for a $2.0 million term loan (the “Second MVB Term Loan”) and (iii) modify the EBITDA to consolidated funded debt ratio from a minimum of 8.0% to 7.0%. The Second MVB Term Loan has a fixed interest rate of 6.75% per annum and matures on June 27, 2023. In addition, the Modification Agreements require the repayment of $250,000 on each of the following dates (i) on or before March 31, 2022; (ii) on or before September 30, 2022 and (iii) on or before March 31, 2023. The Company is required to pay an exit fee to MVB in an amount equal to two percent multiplied by the aggregate principal balance of the MVB Term Loan, the MVB Credit Facility and the Second MVB Term Loan at the time of the maturity or just prior to such repayments.

The description of the Modification Agreements contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Modification Agreement, dated March 22, 2022, by and among Broad Street Operating Partnership, LP, Broad Street Realty, Inc. and Broad Street Realty, LLC, as borrowers, MVB Bank, Inc., as lender, and Michael Z. Jacoby, as guarantor.

10.2	Allonge and Modification Agreement (Note No. 1), dated March 22, 2022.
10.3	Allonge and Modification Agreement (Note No. 2), dated March 22, 2022.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	March 28, 2022	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer